T. ROWE PRICE REAL ASSETS FUND, INC.

T. ROWE PRICE INTERNATIONAL FUNDS, INC.

on behalf of

T. ROWE PRICE GLOBAL INFRASTRUCTURE FUND

LIMITED POWER OF ATTORNEY

 RESOLVED, that the above Corporations do hereby constitute and authorize Edward C. Bernard, Margery K. Neale, and David Oestreicher, and each of them individually, as their true and lawful attorneys-in-fact and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to effect the reorganization of T. Rowe Price Global Infrastructure Fund and its advisor share class, the T. Rowe Price Global Infrastructure Fund–Advisor Class (collectively, “Global Infrastructure Fund”) into T. Rowe Price Real Assets Fund, Inc. (“Real Assets Fund”). Said attorneys-in-fact and agents are authorized to perform any and all acts necessary and appropriate with respect to the liquidation of Global Infrastructure Fund and the transfer of substantially all of its assets to Real Assets Fund in exchange for shares of Real Assets Fund, including but not limited to the following: signing the names of each of such directors and officers on his behalf to file with the Securities and Exchange Commission Form N-14 or Form N-1A and any amendments thereto, including all exhibits thereto and other documents in connection therewith; preparing, filing, and mailing of proxy materials; executing an Agreement and Plan of Reorganization between Global Infrastructure Fund and Real Assets Fund; signing and filing any Articles of Amendment, Articles of Dissolution, or other necessary documents with the State of Maryland; and sign and perform each and every act necessary or required by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the Investment Company Act of 1940, as amended, or Maryland General Corporation Law.

 RESOLVED, that any and all powers of attorney granted by the above Corporations and their directors and officers that are currently in effect hereby remain in full force and effect. Nothing in this grant of Power of Attorney shall be construed to interrupt, alter or revoke any of the powers granted to named attorneys and agents by the above Corporations and their directors and officers in the Power of Attorney dated October 22, 2013.

 RESOLVED, that this Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original and both of which taken together will constitute one and the same agreement.

 IN WITNESS WHEREOF, the above named Corporations have caused these presents to be signed and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

/s/Edward C. Bernard ______________________________ Edward C. Bernard	Chairman of the Board (Principal Executive Officer) Director	January 2, 2014

/s/Gregory K. Hinkle ______________________________ Gregory K. Hinkle	Treasurer (Principal Financial Officer)	January 2, 2014
/s/William R. Brody ______________________________ William R. Brody	Director	January 2, 2014
/s/Anthony W. Deering ______________________________ Anthony W. Deering	Director	January 2, 2014
/s/Donald W. Dick, Jr. ______________________________ Donald W. Dick, Jr.	Director	January 2, 2014
/s/Bruce W. Duncan ______________________________ Bruce W. Duncan	Director	January 2, 2014
/s/Robert J. Gerrard, Jr. ______________________________ Robert J. Gerrard, Jr.	Director	January 2, 2014
/s/Karen N. Horn ______________________________ Karen N. Horn	Director	January 2, 2014
/s/Paul F. McBride ______________________________ Paul F. McBride	Director	January 2, 2014
/s/Brian C. Rogers ______________________________ Brian C. Rogers	Director	January 2, 2014
/s/Cecilia E. Rouse ______________________________ Cecilia E. Rouse	Director	January 2, 2014
/s/John G. Schreiber ______________________________ John G. Schreiber	Director	January 2, 2014

/s/Mark R. Tercek ______________________________ Mark R. Tercek	Director	January 2, 2014

ATTEST:

/s/Patricia B. Lippert ______________________________ Patricia B. Lippert, Secretary